EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the Incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000 relating to the financial statements, which appears in IntegraMed America, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the Incorporation by reference of our report dated February11, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
May 17, 2000